Exhibit 10.2

GENERAL SECURITY AGREEMENT

1. FELLOWS ENERGY LTD., a Nevada corporation, of 370 Interlocken Boulevard, Suite 400, Broomfield, Colorado 80021, (the “Borrower”) for valuable consideration grants, assigns, transfers, sets over, mortgages and charges to JMG EXPLORATION, INC., a Nevada corporation, of Suite 2600, 500 – 4th Avenue S.W., Calgary, Alberta T2P 2V6 Canada (the “Lender”) as and by way of a fixed and specific mortgage and charge, and grants to the Lender, a security interest in the present and after acquired undertaking and property (other than consumer goods) of the Borrower including all the right, title, interest and benefit which the Borrower now has or may hereafter have in all property of the kinds hereinafter described where ever located (the “Collateral”):

(a)	all goods comprising the inventory of the Borrower including but not limited to goods held for sale or lease or that have been leased or consigned to or by the Borrower or furnished or to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed in a business or profession or finished goods and timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, all livestock and the young and unborn young thereof and all crops;

(b)	all goods which are not inventory or consumer goods, including but not limited to furniture, fixtures, equipment, machinery, plant, tools, vehicles and other tangible personal property, whether described in Schedule “A” hereto or not;

(c)	all accounts, including deposit accounts in banks, credit unions, trust companies and similar institutions, debts, demands and choses in action which are now due, owing or accruing due or which may hereafter become due, owing or accruing due to the Borrower, and all claims of any kind which the Borrower now has or may hereafter have including but not limited to claims under insurance policies;

(d)	all chattel paper;

(e)	all warehouse receipts, bills of lading and other documents of title, whether negotiable or not;

(f)	all instruments, shares, stock, warrants, bonds, debentures, debenture stock or other securities, money, letters of credit, advices of credit and checks;

(g)	all intangibles including but not limited to contracts, agreements, options, permits, licenses, consents, approvals, authorizations, orders, judgments certificates, rulings, insurance policies, agricultural and other quotas, subsidies, franchises, immunities, privileges, and benefits and all goodwill, patents, trade marks, trade names, trade secrets, inventions, processes, copyrights and other industrial or intellectual property;

(h)	with respect to the personal property described in subparagraphs (a) to (g) inclusive, all books, accounts, invoices, letters, papers, documents, disks, and other records in any form, electronic or otherwise, evidencing or relating thereto; and all contracts, securities, instruments and other rights and benefits in respect thereof;

(i)	with respect to the personal property described in subparagraphs (a) to (h) inclusive, all parts, components, renewals, substitutions and replacements thereof and all attachments, accessories and increases, additions and accessions thereto; and

(j)	with respect to the personal property described in subparagraphs (a) to (i) inclusive, all proceeds therefrom (other than consumer goods), including personal property in any form or fixtures derived directly or indirectly from any dealing with such property or proceeds therefrom, and any insurance or other payment as indemnity or compensation for loss of or damage to such property or any right to such payment, and any payment made in total or partial discharge or redemption of an intangible chattel paper, instrument or security.

In this Agreement the words “goods”, “consumer goods”, “account”, “account debtor”, “inventory”, “crops”, “equipment”, “fixtures’, “chattel paper”, “document of title”, “instrument”, “money”, “security” or “securities’, “intangible”, “receiver”, “proceeds” and “accessions” shall have the same meanings as their defined meanings where such words are defined in the Uniform Commercial Code, including any amendments thereto, being referred to in this Agreement as “the UCC”. In this Agreement, “Collateral” shall refer to “Collateral or any item thereof”.

2. The fixed and specific mortgages and charges and the security interest granted under this Agreement secure payment and performance of all obligations of the Borrower to the Lender, including but not limited to:

(a)	that certain promissory note in the amount of $1,500,000 issued by the Borrower in favour of the Lender of even date of this Agreement; and

(b)	all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Lender in any currency or remaining unpaid by the Borrower to the Lender in any currency, whether arising from dealings between the Lender and the Borrower or from other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety, including all interest, commissions, legal and other costs, charges and expenses;

(collectively, the “Obligations”).

3. The Borrower hereby represents and warrants to the Lender that:

(a)	all of the Collateral is, or when the Borrower acquires any right, title or interest therein, will be the sole property of the Borrower free and clear of all security interests, mortgages, charges, hypothecations, liens or other encumbrances except as disclosed by the Borrower to the Lender in writing;

(b)	the Borrower’s chief executive address is located at the address specified in paragraph 1;

(c)	none of the Collateral consists of consumer goods;

(d)	this Agreement has been properly authorized and constitutes a legally valid and binding obligation of the Borrower in accordance with its terms;

(e)	the Borrower is duly organized and validly existing in good standing in all jurisdictions in which the Borrower operates; and

(f)	subject to any limitation stated therein or in connection therewith, all balance sheets, earnings statements and other financial data which have been or may hereafter be furnished to the Lender do or shall farily represent the Borrower’s financial condition as of the dates, and results of its operations for the periods, for which the same are furnished, and all other information, reports and other paper furnished to the Lender are or shall be at the time the same are so furnished accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter.

4. The Borrower hereby agrees that:

(a)	the Borrower shall diligently maintain, use and operate the Collateral and shall carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues and profits thereof;

(b)	the Borrower shall cause the Collateral to be insured and kept insured to the full insurable value thereof with reputable insurers against loss or damage by fire and such other risks as the Lender may reasonably require, shall maintain such insurance with loss if any payable to the Lender and shall lodge such policies with the Lender and shall cause a standard mortgage clause to be appended to such insurance as the Lender requires and name the Lender as additional insured and mortgagee;

(c)	the Borrower shall pay all rents, taxes, levies, assessments and government fees or dues lawfully levied, assessed or imposed in respect of the Collateral or any part thereof or which may give rise to a lien or trust claim against the Collateral or any part thereof, as and when the same shall become due and payable and shall exhibit to the Lender, when required, the receipts and vouchers establishing such payment;

(d)	the Borrower shall duly observe and conform to all valid requirements of any governmental authority relative to any of the Collateral and all covenants, terms and conditions upon or under which the Collateral is held;

(e)	the Borrower shall keep proper books of account in accordance with sound accounting practice, shall furnish to the Lender such financial information and statements and such information and statements relating to the Collateral as the Lender may from time to time require, and the Borrower shall permit the Lender or its authorized agents at any time at the expense of the Borrower to examine all books of account and other financial records and reports relating to the Collateral and to make copies thereof and take extracts therefrom;

(f)	the Borrower shall furnish to the Lender such information with respect to the Collateral and the insurance thereon as the Lender may from time to time require and shall give written notice to the Lender of all litigation before any court, administrative board or other tribunal affecting the Borrower or the Collateral;

(g)	the Borrower shall defend its title to the Collateral against all persons and shall keep the Collateral free and clear of all security interests, mortgages, charges, liens and other encumbrances except for those disclosed to the Lender in writing prior to the execution of this Agreement or hereafter approved in writing by the Lender prior to their creation or assumption;

(h)	the Borrower shall, upon request by the Lender, execute and deliver all such financing statements, certificates, further assignments and documents and do all such further acts and things as may be considered by the Lender to be necessary or desirable to give effect to the intent of this Agreement;

(i)	the Borrower shall promptly notify the Lender in writing of any event which occurs that would have a material adverse effect upon the Collateral or upon the financial condition of the Borrower and immediately upon the Borrower’s acquisition of rights in any vehicle, mobile home, trailer, boat, aircraft, aircraft engine or other serial number goods (as defined in the regulations to the UCC), shall promptly provide the Lender with full particulars of such collateral; and

(j)	the Borrower will not change its name or the location of its chief executive office or place of business or sell, exchange, transfer, assign or lease or otherwise dispose or change the use of the Collateral or any interest therein or modify, amend or terminate any chattel paper, document of title, instrument, security or intangible, without the prior written consent of the Lender, except that the Borrower may, until an event of default set out in paragraph 8 occurs, sell or lease inventory in the ordinary course of the Borrower’s business.

5. Until an event of default occurs, the Borrower may use the Collateral in any lawful manner not inconsistent with this Agreement, but the Lender shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner the Lender may consider appropriate and the Borrower agrees to furnish all assistance and information and to perform all such acts as the Lender may reasonably request in connection therewith, and for such purpose shall permit the Lender or its agent access to all places where Collateral may be located and to all premises occupied by the Borrower to examine and inspect the Collateral and related records and documents.

6. After an event of default occurs, the Lender may give notice to any or all account debtors of the Borrower and to any or all persons liable to the Borrower under an instrument to make all further payments to the Lender and any payments or other proceeds of Collateral received by the Borrower from account debtors or from any persons liable to the Borrower under an instrument, whether before or after such notice is given by the Lender, shall be held by the Borrower in trust for the Lender and paid over to the Lender upon request. The Lender may take control of all proceeds of Collateral and may apply any money taken as Collateral to the satisfaction of the Obligations secured hereby. The Lender may hold as additional security any increase or profits, except money, received from any Collateral in the Lender’s possession, and may apply any money received from such Collateral to reduce the Obligations secured hereby and may hold any balance as additional security for such part of the Obligations as may not yet be due, whether absolute or contingent.

7. Upon the Borrower’s failure to perform any of its duties hereunder, the Lender may, but shall not be obliged to, perform any or all of such duties, without waiving any rights to enforce this Agreement, and the Borrower shall pay to the Lender, forthwith upon written demand therefor, an amount equal to the reasonable costs, fees and expenses incurred by the Lender in so doing plus interest thereon from the date of such costs, fees and expenses are incurred until paid at the rate of 18% per annum.

8. The happening of any one or more of the following events shall constitute an event of default under this Agreement:

(a)	if the Borrower does not pay when due any of the Obligations;

(b)	if the Borrower does not perform any material provisions of this Agreement or of any other agreement to which the Borrower and the Lender are parties;

(c)	if the Borrower ceases or threatens to cease to carry on its business, commits an act of bankruptcy, makes an assignment for the benefit of creditors or upon petition for protection under federal, state or local bankruptcy, insolvency or debtor relief laws, whether made voluntarily or involuntarily, and including any appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, for any part of its property;

(d)	if the Borrower enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement;

(e)	if any proceeding is taken with respect to a compromise or arrangement, or to have the Borrower declared bankrupt or wound up, or if any proceeding is taken, whether in court or under the terms of any agreement or appointment in writing, to have a receiver appointed of any Collateral or if any encumbrance becomes enforceable against any Collateral;

(f)	if any execution, sequestration or extent or any other process of any court becomes enforceable against the Borrower or if any distress or analogous process is levied upon any Collateral;

(g)	if the Lender in good faith believes and has commercially reasonable grounds for believing that the prospect of payment or performance of any material Obligation is or is about to be impaired or that any material portion of the Collateral is or is about to be in danger of being lost, damaged, confiscated or placed in jeopardy; or

(h)	if a substantial loss, theft, damage or destruction of any of the Collateral occurs, or if any material portion of the Collateral is used in any manner or for any purpose which threatens confiscation by a legal authority.

9. If an event of default occurs, the Lender may withhold any future advances and may declare that the Obligations shall immediately become due and payable in full, and the Lender may proceed to enforce payment of the Obligations and the Borrower and the Lender shall have, in addition to any other rights and remedies provided by law, the rights and remedies of a debtor and a secured party respectively under the UCC and other applicable legislation and those provided by this Agreement. The Lender may take possession of the Collateral, enter upon any premises of the Borrower, otherwise enforce this Agreement and enforce any rights of the Borrower in respect of the Collateral by any manner permitted by law and may use the Collateral in the manner and to the extent that the Lender may consider appropriate and may hold, insure, repair, process, maintain, protect, preserve, prepare for disposition and dispose of the same and may require the Borrower to assemble the Collateral and deliver or make the Collateral available to the Lender at a reasonably convenient place designed by the Lender.

10. Where required to do so by the UCC, the Lender shall give to the Borrower the written notice required by the UCC of any intended disposition of the Collateral by serving such notice personally on the Borrower or by sending any notices to the Borrower in accordance with paragraph 15 hereof or by any other method authorized or permitted by the UCC.

11. If an event of default occurs, the Lender may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term shall include a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral and may remove any receiver so appointed by the Lender and appoint another in his stead; and any such receiver appointed by instrument in writing shall, to the extent permitted by applicable law or to such lesser extent permitted, have all of the rights, benefits and powers of the Lender hereunder or under the UCC or otherwise and without limitation but acting in a commercially reasonably manner have power (a) to take possession of the Collateral, (b) to carry on all or any part or parts of the business of the Borrower; (c) to borrow money required for the seizure, retaking, repossession, holding, insurance, repairing, processing, maintaining, protecting, preserving, preparing for disposition, disposition of the Collateral and for any other enforcement of this Agreement or for the carrying on of the business of the Borrower on the security of the Collateral in priority to the security interest created under this Agreement, and (d) to sell, lease or otherwise dispose of the whole or any part of the Collateral at public auction, by public tender or by private sale, lease or other disposition either for cash or upon credit, at such time and upon such terms and conditions as the receiver may determine provided that if any such disposition involves deferred payment the Lender will not be accountable for and the Borrower will not be entitled to be credited with the proceeds of any such disposition until the monies therefor are actually received; and further provided that any such receiver shall be deemed the agent of the Borrower and the Lender shall not be in any way responsible for any misconduct or negligence of any such receiver.

12. Any proceeds of any disposition of any Collateral may be applied by the Lender to the payment of reasonable expenses incurred or paid in connection with seizing, repossessing, retaking, holding, repairing, processing, insuring, preserving, preparing for disposition and disposing of the Collateral or for the carrying on of the business of the Borrower (including reasonable solicitor’s fees and legal expenses and any other reasonable expenses), and any balance of such proceeds may be applied by the Lender towards the payment of the Obligations in such order of application as the Lender may from time to time effect. All such expenses and all amounts borrowed on the security of the Collateral under paragraph 11 shall bear interest at the rate of 18% per annum, shall be payable by the Borrower upon demand and shall be Obligations under this Agreement. If the disposition of the Collateral fails to satisfy the Obligations secured by this Agreement and the expenses incurred by the Lender, the Borrower shall be liable to pay any deficiency to the Lender on demand.

13. The Borrower and the Lender further agree that:

(a)	the Lender may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Borrower, debtors of the Borrower, sureties and others and with the Collateral or other security as the Lender may see fit without prejudice to the liability of the Borrower and the Lender’s rights under this Agreement;

(b)	this Agreement shall not be considered as satisfied or discharged by any intermediate payment of all or any part of the Obligations but shall constitute and be a continuing security to the Lender for a current or running account and shall be in addition to and not in substitution for any other security now or hereafter held by the Lender;

(c)	nothing in this Agreement shall obligate the Lender to make any loan or accommodation to the Borrower or extend the time for payment or satisfaction of the Obligations;

(d)

any failure by the Lender to exercise any right set out in this Agreement shall not constitute a waiver thereof; nothing in this Agreement or in the Obligations secured by this Agreement shall preclude any other remedy by action or otherwise for the enforcement of this Agreement or the payment in full of the Obligations secured by this Agreement;

(e)	all rights of the Lender under this Agreement shall inure to the benefit of its successors and assigns and all obligations of the Borrower under this Agreement shall bind the Borrower, its successors and assigns;

(f)	if more than one Borrower executes this Agreement, their obligations under this Agreement shall be joint and several, and the Obligations shall include those of all or any one or more of them;

(g)	the pleading of any statute of limitations as a defense to any demand against the Borrower is expressly waived;

(h)	the time for attachment of the security interest created hereby has not been postponed and is intended to attach when this Agreement is signed by the Borrower and attaches at that time to Collateral in which the Borrower then has any right, title or interest and attaches to Collateral in which the Borrower subsequently acquires any right, title or interest at the time when the Borrower first acquires such right, title or interest;

(i)	this Agreement with all contemporaneously executed notes constitutes the entire understanding between the parties with regard to the subject matter hereof, and may not be modified or amended except by an instrument signed by the party against which the enforcement of such modification or amendment is sought;

(j)	where ever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, and if any provision hereof is held to be invalid, illegal or unenforceable, such determination shall not effect the validity of the remaining provisions of this Agreement, which shall continue in full force and effect as if the invalid portions had been deleted or never written.

14. The Borrower acknowledges receiving a copy of this Agreement.

15. All notices required or contemplated to be given under this Agreement and all other communications required or permitted by this Agreement to be given by the Lender or the Borrower shall be in writing and shall be either delivered personally or transmitted by fax to the other party at the following addresses:

Fellows Energy Ltd.	JMG Exploration, Inc.
370 Interlocken Boulevard, Suite 400	Suite 2600, 500 – 4th Avenue S.W.
Broomfield, Colorado 80021	Calgary, Alberta T2P 2V6
Fax Number: (303) 327-1526	Fax Number: (403) 294-1197
Attention: George Young, President	Attention: Thomas J. Jacobsen, President

16. The Borrower may from time to time by notice delivered in accordance with this paragraph 15 change its address or number for notices hereunder. Communications given personally shall be deemed to have been given by the Lender and received by the Borrower on the date of delivery. Communications given by fax shall be deemed to have been given by the Lender and received by the Borrower on the date they are received by the Borrower.

Signed this 8th day of November, 2004.

[SEAL]		FELLOWS ENERGY LTD.

ATTEST:

/s/ Marsha Johnston	By:	/s/ George S.Young
George S.Young
President

SCHEDULE “A”

(Description of Collateral)